QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Community Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 5, 2004

Dear First Community Corporation Shareholder:

        We recently mailed you proxy materials in connection with our upcoming Special Meeting of Shareholders to be held on August 31, 2004. According to our records, we have not yet received your proxy.

        It is very important that your shares be voted, regardless of the number of shares you own.

        Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions. Our board of directors unanimously recommends a "FOR" vote on each proposal.

        Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

/s/ JAMES C. LEVENTIS	/s/ MICHAEL C. CRAPPS
James C. Leventis	Michael C. Crapps
Chairman of the Board	President and Chief Executive Officer

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST COMMUNITY CORPORATION

APPOINTMENT OF PROXY SOLICITED BY
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael C. Crapps and Joseph G. Sawyer, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of First Community Corporation held of record by the undersigned on July 6, 2004, at the Special Meeting of Shareholders of First Community Corporation to be held at Saluda Shoals Park, River Center - F.B. Johnston Room, 5605 Bush River Road, Columbia,
South Carolina 29212 at 11:00 a.m. on August 31, 2004, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.     APPROVAL OF AGREEMENT AND PLAN OF MERGER:

        Proposal to approve the Agreement and Plan of Merger dated April 12, 2004 between First Community Corporation and DutchFork Bancshares, Inc.

For ☐	Against ☐	Abstain ☐

2.     AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING:

        In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

For ☐	Against ☐	Abstain ☐

3.     OTHER BUSINESS:

        Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgement.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND BE VOTED TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST COMMUNITY CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

^    Detach above card, sign, date and mail in postage paid envelope provided.    ^

FIRST COMMUNITY CORPORATION
5455 Sunset Boulevard
Lexington, South Carolina 29072

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

REVOCABLE PROXY FIRST COMMUNITY CORPORATION
APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS